Exhibit 21.1

RESTAURANT BRANDS INTERNATIONAL INC.
List of Subsidiaries

Canada
Restaurant Brands International Limited Partnership
8997896 Canada Inc.
1013414 B.C. Unlimited Liability Company
1013421 B.C. Unlimited Liability Company
1011778 B.C. Unlimited Liability Company
1014369 B.C. Unlimited Liability Company
1019334 B.C. Unlimited Liability Company
1024670 B.C. Unlimited Liability Company
1024678 B.C. Unlimited Liability Company
1028539 B.C. Unlimited Liability Company
TDLdd Holdings ULC
TDLrr Holdings ULC
1029261 B.C. Unlimited Liability Company
1016893 B.C. Unlimited Liability Company
BK Canada Service ULC
1057639 B.C. Unlimited Liability Company
1057772 B.C. Unlimited Liability Company
1057837 B.C. Unlimited Liability Company
1112068 B.C. Unlimited Liability Company
1112090 B.C. Unlimited Liability Company
1112097 B.C. Unlimited Liability Company
1112100 B.C. Unlimited Liability Company
1112104 B.C. Unlimited Liability Company
1112106 B.C. Unlimited Liability Company
BC12-B1 Holdings ULC
BC12-B2 Holdings ULC
BC12-B3 Holdings ULC
BC12-AKA8 Holdings ULC
BC12Sub-Orange Holdings ULC
RBIAA Holdings ULC
RBIBB Holdings ULC
RB OSC Holdings ULC
RB Timbit Holdings ULC
RB Crispy Chicken Holdings ULC
RB Iced Capp Holdings ULC
SBFD Subco ULC
Lax Holdings ULC
P77 Limited Partnership
Pie 1 Limited Partnership
Pie 2 Limited Partnership
Pie 3 Limited Partnership
Pie 4 Limited Partnership
S2019 Limited Partnership
Burger King Canada Holdings Inc.
GPAir Limited
Grange Castle Holdings Limited
Orange Group International, Inc.
PLK Enterprises of Canada, Inc.
The TDL Group Corp.
Tim Hortons Advertising and Promotion Fund (Canada) Inc.
Restaurant Brands Holdings Corporation
Restaurant Brands Manage 2016 ULC
Tim Hortons Canadian IP Holdings Corporation

Argentina
BK Argentina Servicios, S.A.

Brazil
Burger King du Brasil Assessoria a Restaurantes Ltda.

China
BK (Shanghai) Business Information Consulting Co., Ltd.
Burger King (Shanghai) Commercial Consulting Co. Ltd.

Germany
Burger King Beteiligungs GmbH

Hong Kong
Ansons Holding Limited

Luxembourg
Burger King (Luxembourg) 2 S.a.r.l.
Burger King (Luxembourg) 3 S.a.r.l.
Burger King (Luxembourg) S.a.r.l.
Orange Lux S.a.r.l.
TH Luxembourg S.a.r.l.
Restaurant Brands Lux S.a.r.l.

Mexico
Adminstracion de Comidas Rapidas, SA de CV
BK Comida Rapida, S. de R.L. de C.V.
BK Servicios de Comida Rapida, S. de R.L. de C.V.

Netherlands
Burger King Nederland Services B.V.

Singapore
BK AsiaPac, Pte. Ltd.
PLK APAC Pte. Ltd.

South Africa
Burger King South Africa Holdings (Pty) Ltd.

Spain
Burger King General Service Company, S.L.

Switzerland
Burger King Europe GmbH
Tim Hortons Restaurants International GmbH
Restaurant Brands Switzerland GmbH

United Kingdom
BurgerKing Ltd.
Burger King (United Kingdom) Ltd.
BK (UK) Company Limited
Huckleberry’s Ltd.

Uruguay
Jolick Trading, S.A.

U.S.A.
BCp-sub, LLC
BK Acquisition, Inc.
BK Whopper Bar, LLC
Blue Holdco 1, LLC
Blue Holdco 2, LLC
Blue Holdco 3, LLC
Blue Holdco 440, LLC
Blue Holdco aka7, LLC
Blue Holdco aka 8, LLC
Burger King Capital Finance, Inc.
Burger King Corporation
Burger King Holdings, Inc.
Burger King Interamerica, LLC
Burger King Worldwide, Inc.
LLCxox, LLC
New Red Finance Inc.
Orange Group, Inc.
Orange Intermediate, LLC
Orange Lender, LLC
Orwall Enterprises, Inc.
Orwall Industries, Inc.
Popeyes Louisiana Kitchen, Inc.
SBFD Holding Co.
SBFD Beta, LLC
SBFD, LLC
Tim Donut U.S. Limited, Inc.
Tim Hortons USA Inc.
Tim Hortons (New England), Inc.
The Tim’s National Advertising Program, Inc.
Restaurant Brands International US Services LLC